China Education Alliance Signs Co-operative Agreement with Peking University on English Education

    HARBIN, China, July 21 /PRNewswire-Asia-FirstCall/ -- China Education Alliance, Inc. (NYSE Amex: CEU) announced today that a co-operative agreement was officially signed with the Foreign Language College of Peking University to jointly collaborate on the research and development, promotion and running of a "Practical Oral English Training Project." Under this agreement, both parties will participate in recruiting qualified teachers to teach English at classes held at Peking University. The classes will last one year, and student admissions across the country are scheduled to begin in September 2009.
    Peking University is one of the most prestigious and well-known universities in the People's Republic of China. It boasts first-class quality education and is well-reputed among students all over the country. Its Foreign Language College is one of the earliest and most famous colleges in English education in China. The "Practical Oral English Training Project" will utilize English teachers from North America and will provide original English materials and an English-only environment to ensure students' mastery of the English language within one year. The course will satisfy students' needs for exposure to an overseas education and an international business environment.
    In the People's Republic of China, it is a common occurrence for people who have studied English for many years to still be unable to carry a simple conversation in English, thus coining the term "Muted English." The main reasons for this are the lack of native English-speaking teachers, original English materials and an English-only environment.
    Since embarking in the field of teaching foreign languages, China Education Alliance, as a leading provider of educational resources, has insisted on practical English education by hiring North American teachers, using original English materials, providing an English-only teaching environment and setting "practicalness" as its goal. Besides having English as the sole language in classes, students are encouraged to use English at all times. Through constant communication and forming thought processes in English, students are able to achieve equal fluency in both English and Chinese in a short period of time. That is the uniqueness of the Company's approach in teaching a foreign language.
    "The co-operation with the Foreign Language College of Peking University will strengthen our Company's influence in English education in the People's Republic of China and will promote our Company's brand name," said Mr. Xiqun Yu, Chief Executive Officer of China Education. "This collaboration supports our goal of providing high-quality, practical English education in the People's Republic of China."

    About China Education Alliance, Inc.
    China Education Alliance, Inc. (NYSE Amex: CEU) is a fast growing, leading China-based company offering high-quality education resources and services to students ages 6 to 18 and adults ages 18+ (University students and professionals). For students ages 6 to 18, China Education Alliance, Inc. offers supplemental, online exam-oriented training materials and on-site exam-oriented training and tutoring services. The company is providing on-line, downloadable, famous teachers resources and on-site face-to-face instructions. All resources and tutoring services are provided by famous teachers within mainland China. The purpose of online exam-orientated resources and on-site tutoring is to help Chinese students ages 6 to 18 to pass the two most important and highly competitive exams in their educational career: senior high school entrance exam and college entrance exam. For graduates and professionals age 18+, China Education Alliance provides vocational training including IT and several professional training programs. In addition, the Company is providing comprehensive English programs that are taught by North American instructors to assist graduates and professionals in learning the English language, both written and conversational in order to better able them to work for a foreign corporation or work-study abroad. At present, five English schools are operating nationwide in China. For more information about China Education Alliance, please visit http://www.chinaeducationalliance.com .

    Safe Harbor Statement
    Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding our ability to prepare the company for growth, the Company's planned expansion in 2008 and predictions and guidance relating to the Company's future financial performance. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs and are not a guarantee of future performance but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as unanticipated changes in product demand especially in the education industry, pricing and demand trends for the Company's products, changes to government regulations, risk associated with operation of the Company's new facilities, risk associated with large scale implementation of the company's business plan, the ability to attract new customers, ability to increase its product's applications, cost of raw materials, downturns in the Chinese economy, the adoption by consumers of its new game business, the unproven advertising model that is dependent on attracting a large game user base, and other information detailed from time to time in the Company's filings and future filings with the United States Securities and Exchange Commission. Investors are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release, readers are cautioned not to place undue reliance on any of them and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company's expectations.

    For more information, please contact:

    At the Company:
     Ms. Susan Liu, CFO
     China Education Alliance, Inc.
     Tel:   +1-778-388-8513
     Email: susan@edu-chn.com

    Investor Relations:
     RedChip Companies, Inc.
     Jon Cunningham, Investor Relations
     Tel:   +1-800-733-2447 x107
     Email: jon@redchip.com
     Web:   http://www.RedChip.com

SOURCE  China Education Alliance, Inc.